Exhibit 99.07

May __, 2005

TO:      Holders of Exchangeable Shares of TeleBackup Exchangeco Inc. (“TeleBackup Exchangeco”)

FROM:      VERITAS Software Corporation

Dear Exchangeable Shareholder:

As you may be aware, VERITAS Software Corporation (the “Company”) is seeking the adoption by its stockholders of a merger agreement (referred to in the attached Voting Direction Form as the “Agreement and Plan of Reorganization”) that would enable it to complete a merger transaction (the “Merger”) with Symantec Corporation (“Symantec”). This letter accompanies the joint proxy statement/prospectus prepared in connection with the Merger. You should refer to Annex E of the joint proxy statement/prospectus for additional information on the treatment of exchangeable shares (“Exchangeable Shares”) of TeleBackup Exchangeco, a subsidiary of the Company, in connection with the Merger.

Holders of Exchangeable Shares have the right to direct how the votes associated with their Exchangeable Shares will be cast at the special meeting of stockholders of the Company to be held on June 24, 2005 for purposes of considering the Merger (the “Special Meeting”). You should refer to Annex E of the joint proxy statement/prospectus and the attached Voting Direction Form for additional information concerning how the voting rights associated with your Exchangeable Shares can be voted at the Special Meeting.

As a holder of Exchangeable Shares on the record date established for purposes of determining the holders of securities entitled to receive notice of and attend and vote at the Special Meeting, you are entitled to provide directions to Computershare as to how the votes associated with your Exchangeable Shares will be voted at the Special Meeting by completing the enclosed Voting Direction Form. If a properly completed and executed Voting Direction Form is received by Computershare no later than 4:30 p.m. (Calgary time) on June 22, 2005, the votes associated with your Exchangeable Shares will be exercised in the manner directed therein. If no directions are given, the votes associated with your Exchangeable Shares will not be exercised at the Special Meeting.

In addition, as a holder of Exchangeable Shares you will be entitled to participate directly in the Merger and receive 5.0589 shares of Symantec common stock (“Symantec Common Shares”) (as opposed to common shares of the Company) for each Exchangeable Share you hold through the use of the attached Notice of Conditional Retraction (a “Merger Exchange”). Fractional shares will not be issued and you will receive cash in lieu of any fractional shares of Symantec Common Shares otherwise issuable in connection with the Merger Exchange. The exchange of Exchangeable Shares for Symantec Common Shares contemplated by the Merger Exchange is conditional upon (i) the completion of the Merger, and (ii) receipt of relief from applicable securities commissions in Canada to enable Symantec to issue the Symantec Common Shares to you. If the Merger is not completed or the regulatory relief is not obtained, the Merger Exchange will not take effect and you will continue to hold all of your Exchangeable Shares.

If you wish to effect a Merger Exchange, conditional upon the completion of the Merger and receipt of the above-noted regulatory relief, you should properly complete and execute the enclosed Notice of Conditional Retraction which must be received by Computershare no later than 4:30 p.m. (Calgary time) on June 22, 2005. If your Notice of Conditional Retraction is not received by Computershare on or before the deadline, you will not be able to effect the Merger Exchange.

Symantec is a publicly traded company listed on the Nasdaq National Market under the symbol “SYMC”. If you would like more information on Symantec, please refer to the joint proxy statement/prospectus in the accompanying materials. In addition, Symantec is required to file reports and other information with the SEC pursuant to the information requirements of the Securities Exchange Act of 1934. Copies of Symantec’s filings may be obtained through the SEC at www.sec.gov. You may also obtain copies of the documents incorporated by reference into the proxy statement/prospectus or filed as an exhibit to the registration statement by requesting them in writing or by telephone from Symantec at the following address and telephone number:

Symantec Corporation
20330 Stevens Creek Blvd
Cupertino, California 95014
Attention: Investor Relations
(408) 517-8324

Enclosed please find a return envelope for your Voting Direction Form and Notice of Conditional Retraction. Both (or either) such documents must be received by Computershare, 710, 530 – 8th Avenue S.W., Calgary, Alberta T2P 3S8, Attention: Proxy Department, no later than 4:30 p.m. (Calgary time) on June 22, 2005. Voting directions contained in a duly completed Voting Direction Form and a duly completed Notice of Conditional Retraction may only be revoked or amended by depositing a written notice confirming such revocation or amendment with Computershare at the address noted above no later than 4:30 p.m. (Calgary time) on June 22, 2005.

You are entitled BOTH to direct how the votes associated with your Exchangeable Shares will be exercised at the Special Meeting AND participate in the Merger directly by delivering a Notice of Conditional Retraction.

If you have any questions regarding the Voting Direction Form or the Notice of Conditional Retraction you should contact Mr. Dan Sander at Computershare at (403) 267-6557.

To ensure that your Exchangeable Shares are represented at the Special Meeting, please complete, date and sign the enclosed Voting Direction Form and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the Special Meeting. You can revoke your proxy at any time before 4:30 p.m. (Calgary time) on June 22, 2005 by depositing written notice with Computershare in accordance with the instructions above.

NOTICE OF CONDITIONAL RETRACTION

TO:	TeleBackup Exchangeco Inc. (the “Corporation”) and VERITAS Software Corporation (“VERITAS”)
c/o Computershare Trust Company of Canada
710, 530 – 8th Avenue S.W.
Calgary, Alberta T2P 3S8

     VERITAS is seeking the adoption by its shareholders of a merger agreement (referred to as the Agreement and Plan of Reorganization) that would enable it to complete a merger transaction (the “Merger”) with Symantec Corporation (“Symantec”).

     The undersigned hereby notifies the Corporation that, conditional upon the completion of the Merger and receipt of any required regulatory relief, the undersigned desires to exchange the following exchangeable shares of the Corporation (the “Retracted Shares”):

☐	all exchangeable share(s) registered in the name of the undersigned; or

☐	less than all the exchangeable share(s) registered in the name of the undersigned, in which case, the undersigned desires to exchange _________ exchangeable share(s).

     The undersigned acknowledges that he or she will receive 5.0589 shares of Symantec common stock for each Retracted Share. Further, the undersigned understands that fractional shares will not be issued, and that he or she will receive cash in lieu of any fractional shares of Symantec common stock issued to the undersigned.

The undersigned acknowledges that this notice shall be deemed to be a revocable offer by the undersigned to exchange the Retracted Shares and is conditional upon the completion of the Merger and receipt of any required regulatory relief. This notice and offer to exchange the Retracted Shares, may be revoked and withdrawn by the undersigned by notice in writing given to the Computershare at the address noted above no later than 4:30 p.m. (Calgary time) on June 22, 2005. In addition, this notice shall automatically be deemed to have been revoked in the event that the Merger is not completed or the required regulatory relief is not received by June 30, 2005, or such other date the parties to the Agreement and Plan of Reorganization may agree (the “Drop Dead Date”).

     The undersigned understands that if the Merger is not completed or the required regulatory relief is not obtained by the Drop Dead Date, the exchange contemplated by this notice will not take effect and the undersigned will continue to hold of his or her exchangeable shares.

     The undersigned hereby represents and warrants to the Corporation and VERITAS that the undersigned has good title to, and owns, the Retracted Shares, free and clear of all liens, claims and encumbrances and:

☐	is

☐	is not (select one)

a non-resident of Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax will be made from amounts payable to the undersigned on the exchange of the Retracted Shares.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)

☐	Please check box if the securities and any cheque issued in connection with the exchange of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of Computershare Trust Company of Canada (the “Transfer Agent”) in Calgary at the address noted above, failing which the securities and any cheque will be mailed to the last address of the shareholder as it appears on the register.

NOTE:
This panel must be completed and this certificate together with such additional documents as the Transfer Agent and the Corporation may require must be deposited with the Transfer Agent at its principal transfer office in Calgary. The securities and any cheque issued in connection with the exchange of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder that appears on the register of the Corporation and securities and any cheque will be delivered to such shareholder as indicated above unless the form appearing immediately below is duly completed, all eligible transfer taxes are paid and the signature of the registered holder is guaranteed by a Canadian chartered bank or trust company, members of a recognized stock exchange in Canada or members of the Securities Transfer Association Medallion (STAMP) Program.

Name of Person in Whose Name Securities or Cheque(s) Are To Be Registered, Issued or Delivered (please print)			Date

Street Address or P.O. Box		Signature of Shareholder

City – Province	Postal Code	Signature Guaranteed by

NOTE:
If the notice is for less than all of the exchangeable share(s) represented by this certificate, a certificate representing the remaining exchangeable shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power hereon is duly completed in respect of such exchangeable shares.

U.S. Residents/Citizens must provide their Taxpayer Identification Number here: